Exhibit 99.1

MySize’s proprietary, patent - pending technology provides a user - friendly and high - accuracy measurement reading on any Smartphone for vertical markets

Overview • Founded in 2014 . • Developing novel measurement technologies for a variety of consumer - friendly, everyday uses. • Flagship product, MySizeID , for the e - commerce apparel market. • Award wining technology: • Selected as Innovative Company of 2014 by Globes and Bank Leumi . • Winner of the 2017 GoeCommerce “Most Promising Startup” in the e - commerce award. • 4 international patents - pending for measurement & fitting.

Finance • NASDAQ (MYSZ), TASE (MYSZ) • Indexes: TA - MidCap , TA BlueTech , TA Composite, & TA Technology. • Shares outstanding: 17,685,717 . • Funding to date: $ 10.3 million.

Opportunities

Key Markets & Focus  • Partnering with two leading international apparel companies to implement TrueSize , which matches a customer’s measurements with a retailer’s size chart: TRUCCO (Spain), LSY Luxury Brands (U.S.). Apparel Market E - Commerce, Do It Yourself (DIY) • SizeUp , a smart tape measure App for iOS and Android, measures the distance of an object by moving a Smartphone across a surface. • Downloads to date: more than 350,000 .

Key Markets & Focus  • BoxSizeID is an App which enables customers to measure packages and calculate shipping costs via their Smartphone. MySize has partnered  with Israel - based Katz Fast Delivery Interurban Ltd  Parcel Delivery Market • The company can identify trends in spending habits and interests, which in turn allows us to deliver more relevant content. Each time a client uses the company’s technology to buy an item of clothing, ship a package or measure an item of interest, that information is stored and analyzed on our cloud server. Big Data Analytics

The Vision

Market Analysis The Online Shopping Market As technology advances and facilitation of online shopping becomes easier and more secure, global e - commerce sales are projected to grow at a cumulative annual growth rate of 14.6 % through 2017 , to reach about USD 2 trillion. Source: BDO Analysis.

MySizeID Technology Edge Summary MySizeID matches body measurements with retailer’s size charts The company’s complex proprietary algorithms, fed by multiple databases, are the technological brain that drive this innovation. There are four processes that occur behind the scenes: • Smartphone measurement - by the user via the MySizeID App. • Anthropometric Research - utilizes Pattern Maker Body Measurement algorithms. combined with the company’s body measurement database to produce a body parts correlation formula. • Big Data Analysis - Combines user measurement with the output of the Anthropometric Big Data Analysis, along with the database of a retailer’s size charts. • Customer’s Recommended Size - matches the output with a retailer's size chart. The result is a size recommendation to the customer for an appropriate fit

Technology Edge

Technology Edge

Technology Edge

Technology Edge

Market Analysis Mobile  Activity - A Growth  Engine  for  Online  Shopping Mobile commerce is projected to form 25 % of the entire online shopping market by 2017 , creating strongergrowth for online retailers. Source: onbile.com

TrueSize Solution TrueSize will empower online customers to select the right size garment, the first time, every time!

Here’s how TrueSize works

Benefits of TrueSize • Minimize returns; reduced costs • Increased revenues with better brand loyalty, better conversion rates “ etc ”. • Internal quality control - knowing internally which final product does not follow the size chart. • The reliability for the recommended size will be higher for the consumer. Asos & Virtusize lowered their returns by up to 50 % by measuring their clothes (Source: BDO Analysis)

Apparel Partnerships - TRUCCO • A leading Spanish apparel retailer. • TRUCCO maintains more than 240 shops in about 20 countries in Europe, China, Asia Pacific, South America, Middle East and Israel. • TRUCCO is the first retailer to adopt MySize’s TrueSize technology. • RealSize (white label product) active and available on the TRUCCO website.

TRUCCO Website Integration

Apparel Partnerships - LSY • Partnering with LSY, owner of Yudofsky luxury outerwear brands. • Second international apparel e - tailer to implement MySizeID ™ . • Terms include: • Ongoing licensing fee of 7.5 % of all revenue generated from the use of MySizeID ™ on the site. • To maintain exclusivity, • Annual income of $ 1 million per year in commissions to MySize for the first 2 years; and • annual income of $ 5 million per year for MySize ™ from the third year and onwards.

Competitive Landscape

Company Name	Description	Supported platforms	Sensors Used	Technology
True Fit	Quantitive mark to garments based on fitting and style flavors.	Web	NA	Machine learning: Based on user entering garments that fits and the user likes + correlation to data base of brands/retailers to provide a mark.
Nettelo	3D body scanner.	iOS	Camera	3D: Taking pictures from different angles + using a sagittal plane marker, thus building a 3D model of body.
Fits.me & Clotherhorse (Rakuten)	Virtual Fitting Room.	Web	NA	Simulation: User manually enters measurements and subjective data. Embedded widget over retailer web site.

None of these companies provide a solution that is based on actual customer measurements.

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Business Model for MySize MySize is using licensing model based on different access approach to its Database • The business model is based on multiple, layered revenue streams generated from partnerships with online retailers: • Fees generated from retailers from every usage being made using our technology. • Specialized advertising utilizing the company’s database to identify the user’s exact needs. • “Offline” shopping fees from clothing and fashion stores, using real - time data for their customers.

True Body Measurement • Takes under a minute to measure. • The only solution with high - accuracy, real body measurements. • No need to upload a picture of yourself to a website. • No “special” setting required to record measurements. MySizeID offers consumers the most user - friendly method with which to measure themselves, unlike competing solutions:

Breakthrough Technology • Feasibility for 3 dimensional measuring. • Combines proprietary patent - pending algorithms for measuring and decision making. • Predictive body measurement through 2 D. • Creates database of statistical information of from user behavior and body measurements.

First to Market: The SizeUp App • Turns any Smartphone, iOS or Android, into a smart tape measure. • Allows e - commerce, DIY customers to measure objects using their Smartphone . • SizeUp™ maps user behavior and creates statistical models to learn different hand gestures for improved accuracy. • Downloads to date   more than 350,000 . View the video at: www.sizeup.biz

Here’s how SizeUp works. Here’s how SizeUp works

Parcel Delivery BoxSizeID • BoxSizeID ™ is an intuitive parcel measurement App that lets customers easily measure the size of a parcel and calculate its exact shipping cost. • BoxSizeID ™ also provides courier companies with an additional stream of accurate logistics data to better manage their delivery processes, before the parcels arrive at their distribution centers

Here’s how BoxSizeID works

Parcel Delivery Partnerships - Katz • MySize signed an agreement with Israel - based Katz Fast Delivery Interurban Ltd  to develop an App, powered by MySize . • BoxSizeID enables customers and couriers to measure parcels with their Smartphone. Katz CEO after finish the pilot phase: “As a result of accurate measurements, we expect KatzID will provide Katz a significant yearly savings that is estimated to increase the company’s annual income by about 2.5%, to around $ 1 million.”

Management Team Eli is a business person, entrepreneur and the manager of MS Berlin GMBH, a real estate investment company. He graduated from the Hebron Yeshiva in Jerusalem. He is also a professional Jewish cantor appearing around the world. Eli Walles - Chairman Ronen is a serial entrepreneur and a skilled manager with a track record of success across various industries. Prior to founding MySizeID, he established and led startups in the medical devices and communication sectors. Among his other endeavors, Ronen founded Malers , a company that has grown to be a leader in the global security solutions. Ronen graduated from Middlesex University in London with a B.sc in IT and Business Information Systems. Ronen Luzon – Founder & CEO Billy Pardo – CPO Billy is a veteran product marketing professional with a strong background in technology innovation. Prior to joining MySizeID, Billy was Senior Director of Product Management and member of Fourier Education executive management team. She holds an MBA from The Interdisciplinary Center and a B.Sc. in computer science from The Academic College of Tel - Aviv, Yaffo .

Management Team Oded is an entrepreneur and computer expert. In addition to his role at MySizeID, he is the founder and CEO of MonkeyTech , a company that provides design, development and characterization of mobile applications. He served in the elite Data Center & Information Systems Unit ( Mamram ) and as officer in the computer division of the Israeli Air Force. Oded holds a BA from Tel Aviv University in cinema. Oded Shoshan – CTO Or Kles - CFO Or Kles is a CPA with a broad professional financial background and extensive experience in driving corporate finance related projects. Or has a proven track - record in the areas of planning, budgeting, forecasting, taxation, and auditing processes. Previously, he worked as an associate for KPMG. He holds an MBA and a BA in Business Management and Accounting (specializing in financing) from the College of Management Academic Studies.

Advisory Board



Dr. Erez Morag

Innovation expert and former Head of Nike's Athlete Performance Insight Group, Dr. Erez Morag is the CEO and Founder of Acceler8 Performance Ltd, focusing on high-speed decision-making in sports. Dr. Morag earned his doctoral degree from Pennsylvania State University in Exercise and Sports Science (1997). He holds a Master of Science degree from the University of Illinois.



Judith Halioua

Judith Halioua has over 15 years of senior management experience in the fashion and retail sectors. Previously, she served as the CEO at the Del Pozo and Sybilla brands and she served as a consultant to leading Spanish brands Sergio Rossi and Sephora as well as many other international brands. Judith holds a BA from ESADE Barcelona and an MBA in Economics and Business Administration.



Simcha Mualem

Simcha Mualem is a senior lecturer on Pattern Making in the External Studies program at Shenkar College of Engineering, Design and Art. She has worked with many international designers including Kitan, Gideon Oberson Swimwear, and at Ricky Ben-Ari. Her academic credits include studying fashion at WIZO France, the Singalovski Seminar for lecturers on the subject of fashion, Miller, and Fashion at Shenkar College of Engineering, Design and Art.

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Sales & Marketing Team

Mr. Argun Ersen



Mr. Ersen served as the managing partner of Deriva Location Based Analytics A.S. He also served as the Regional Business Development Manager / Country Manager (Turkey & Middle East) at the PSC Scanning S.p.A. Turkey Liaison office. He served as Country Manager for Datalogic ADC Srl and has held various managerial positions at IBM, where he acquired expertise in the IT (HW & SW), retail, AIDC, RFID, transportation & logistics, energy, finance, mobile & wireless sectors. He is a former member of the EMEA Management board, where he gained extensive experience with strategic planning and operation decisions, budget control, P&L responsibility, and people management on international level. Mr. Ersen holds a BA in economics from Hacettepe University in Ankara.

Mr. Claudio Menegatti



Mr. Menegatti was the CEO of Njoy City BV and broke open the market for emotion recognition applications for market research and narrowcasting marketing for Sightcorp. He has served in the online advertisement and e-commerce area for many online companies and ad-agencies. He also served as a fundraiser for Amnesty International. He is a graduate of the HTS Confectie (Management School for Fashion Industries), Amsterdam.

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MySize In The Media http://mysizeid.com/news/

Disclaimer This presentation was prepared by My Size, Inc. (the "Company"), and is given to you only for the provision of concise information for the sake of convenience, and may not be copied or distributed to any other person. This presentation does not purport to be comprehensive or to contain any and all information which might be relevant in connection with the making of a decision on an investment in securities of the Company. No explicit or implicit representation or undertaking is given by any person regarding the accuracy or integrity of any information included in this presentation. In particular, no representation or undertaking is given regarding the realization or reasonableness of any forecasts regarding the future chances of the Company. To obtain a full picture of the activities of the Company and the risks entailed thereby, see the full immediate and periodic reports filed by the Company with the Israel Securities Authority and the Tel Aviv Stock Exchange Ltd., including warnings regarding forward - looking information, as defined in the Securities Law, 5728 - 1968 , included therein. It must be recognized that estimates of the Company’s performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results. In particular, this presentation contains statements, including without limitation the projections, that constitute “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . These statements appear in a number of places in this presentation and include, but are not limited to, statements regarding the Company’s plans, intentions, beliefs, expectations and assumptions, as well as other statements that are not necessarily historical facts. The Company commonly uses words in this presentation such as “anticipates”, “believes”, “plans”, “expects”, “future”, “intends” and similar expressions to identify forward - looking statements and projections. You are cautioned that these forward - looking statements and projections are not guarantees of future performance and involve risks and uncertainties. The Company’s actual results may differ materially from those in the forward - looking statements and projections due to various factors, including competition, market factors and general economic conditions.

Disclaimer  The forward - looking information in the presentation may not materialize, in whole or in part, or may materialize differently than expected, or may be affected by factors that cannot be assessed in advance. For the avoidance of doubt, it is clarified that the Company does not undertake to update and/or modify the information included in the presentation to reflect events and/or circumstances occurring after the date of preparation of the presentation. This presentation is not an offer or invitation to buy or subscribe for any securities.This presentation and anything contained herein are not a basis for any contract or undertaking, and are not to be relied upon in such context. The information provided in the presentation is not a basis for the making of any investment decision, nor a recommendation or an opinion, nor a substitute for the discretion of a potential investor.